Exhibit 99.2

Pixelworks, Inc. Q3 2021 Conference Call
November 9, 2021

Operator
Good day ladies and gentlemen, and welcome to Pixelworks Inc.’s third quarter 2021 earnings conference call. I will be your operator for today’s call. At this time, all participants are in a listen-only mode. Following Management’s prepared remarks, instructions will be given for the question-and-answer session. This conference call is being recorded for replay purposes. I would now like to turn the call over to Pixelworks’ CFO, Mr. Elias Nader.
Elias Nader
Thank you. Good afternoon, everyone, and thank you for tuning-in to today’s call. With me on the call is Todd DeBonis, Pixelworks' President and CEO. The purpose of today's conference call is to supplement the information provided in Pixelworks' press release issued earlier today announcing the company's financial results for the third quarter of 2021.
Before we begin, I would like to remind you that various remarks we make on this call, including those about our projected future financial results, economic and market trends and our competitive position constitute forward-looking statements. These forward-looking statements and all other statements made on this call that are not historical facts are subject to a number of risks and uncertainties that may cause actual results to differ materially.
All forward-looking statements are based on the company's beliefs as of today, Tuesday, November 9, 2021. The company undertakes no obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to today's press release, our annual report on Form 10-K for the year ended December 31, 2020, and subsequent SEC filings for a description of factors that could cause forward-looking statements to differ materially from actual results.
Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms, including gross margin, operating expenses, net loss, and net loss per share. Non-GAAP measures exclude amortization of acquired intangible assets, stock-based compensation expense and restructuring expense.
The company uses these non-GAAP measures internally to assess our operating performance. We believe these non-GAAP measures provide a meaningful perspective on our core operating results and underlying cash flow dynamics. We caution investors to consider these measures in addition to, and not as a substitute for nor superior to, the company's consolidated financial results as presented in accordance with GAAP.
Also note, throughout the company's press release and management statements during this conference, we refer to net loss attributable to Pixelworks, Inc. as simply net loss. Included in the company's press release are definitions and reconciliations of GAAP to non-GAAP net loss and GAAP net loss to adjusted EBITDA, which provide additional details.
With that said, I will now turn the call over to Todd for his opening remarks.
Todd DeBonis
Thank you, Elias, and good afternoon or morning to everyone on the phone and webcast.
As reported in our press release earlier today, Pixelworks had a solid quarter as we extended our recent momentum with sequential growth in each of our end markets. Mobile revenue increased for the fifth consecutive quarter to reach another quarterly record and combined with a sustained recovery in the projector market resulted in our highest quarterly revenue since the onset of the pandemic. Total revenue for the quarter was up 85% year-over-year.
Gross margin expanded over the prior quarter, driven by a combination of improved overhead absorption as well as our ability to pass a portion of higher material costs to customers. We also held OpEx flat sequentially, contributing to another quarter of improvement in our bottom-line results.
Also, during the quarter we closed on the previously committed investments in the Pixelworks Shanghai subsidiary from a combination of private equity and new strategic investors as well as most of our employees. In total, we brought-in the equivalent of approximately $40 million in net capital investment at a premium valuation – significantly strengthening our cash balance and overall financial position.
Since our last conference call, we’ve continued to finalize on the strategic realignment by transforming our Shanghai subsidiary, which has served as our primary R&D center for many years, into an established profit center while maintaining majority-ownership by Pixelworks, Inc.
To briefly reiterate the rationale, our strategic realignment accomplished several objectives that further supports accelerated long-term growth. First, it facilitates direct employee equity ownership in Pixelworks Shanghai, which provides a critical advantage for attracting and retaining key talent in a highly competitive China labor market. Second, it consolidates Pixelworks’ resources and focus on our mobile, projector, and video delivery businesses in Asia, bringing us closer to our core customers. And as I just highlighted, the reworked operating structure provides access to new sources of capital as well as alignment with strategic investors and ecosystem partners on new potential opportunities in adjacent markets. Finally, it positions us to address specific qualification requirements for the Pixelworks Shanghai subsidiary to pursue a future IPO and listing on the STAR Market in China. Specific to the pursuit of an IPO and listing for Pixelworks Shanghai, I want to re-emphasize that this is a lengthy process that requires meeting certain regulatory criteria and multiple periods of review. Consistent with our previously communicated plan, we estimate the earliest we could apply for a listing would be the second half of 2022.
Turning to a review of our end markets and beginning with the Mobile business. During the quarter, we continued to extend our momentum in Mobile, achieving another consecutive quarter of growth and a new quarterly record. Mobile revenue in the third quarter and for the first nine months both increased more than 200% over the same periods in 2020, driven by growth from both our Iris hardware and Soft Iris solutions.
One of the contributors to our growth in Q3 was the ramp of our most recent win with Vivo on their iQOO brand 8 series smartphones. The incorporation of Pixelworks’ X5 Pro visual processor in the iQOO 8 series builds on the previous success of our first-ever win with Vivo in the iQOO Neo5, which was launched earlier this year. As the flagship device in the new 8 series, the iQOO 8 Pro features a 6.783" slightly curved AMOLED screen and is capable of 1-120Hz variable frame rate adjustment with resolution of 1440 x 3200 pixels. Following extensive lab tests and measurements, this smartphone earned DisplayMate’s highest Display Performance Grade of A+ while also setting 14 performance records. All phones in the iQOO 8 series leverage Pixelworks’ content-optimized motion estimation and motion compensation (MEMC) to combine ultra-smooth motion with high refresh rates, proving end users with ultra-premium display performance and a truly differentiated gaming experience.
More broadly speaking, gaming has emerged as the dominant market trend that’s driving the next wave of innovation in mobile devices. As advanced display panels and technology increasingly become mainstream and standard hardware in smartphones, mobile OEMs are confronting new system-related and display pipeline optimization challenges. A prominent example of this is high frame rate, high resolution gaming – where an OEM elects to incorporate a high-resolution display panel capable of 90 to 120Hz refresh rates, but encounters detrimental impacts to overall device performance, such as reduced battery life, excessive heat and AP throttling which ends up limiting the rendering performance significantly below the capabilities of the display. These challenges do not apply only to gaming-centric phones, these are the exact issues that numerous OEMs are facing on an increasing number of their next-generation models as they adopt display panels capable of higher resolution, higher frame rates and wider color gamuts.
Pixelworks’ visual display processors solve these critical system performance challenges by utilizing a distributed visual architecture to offload the intensive processing and upscaling associated with higher frame rate and resolution from the AP/GPU. The result is dramatically lower power drain, extended battery life and allows the user to take full advantage of the high frame capabilities of the display.
To-date, the value proposition of our visual processing technology has primarily been evaluated and adopted by OEMs as a standalone solution for improving display quality and performance. However, we’ve been working to position Pixelworks more aggressively and cultivate an ecosystem that inherently drives accelerated adoption of our technology. Consistent with this objective, this week our Pixelworks Shanghai subsidiary announced a collaboration agreement with Unity Technologies China. Unity is the world’s leading gaming engine platform for creating real-time 3D (RT3D) content. Unity provides game developers a comprehensive set of software solutions to create, run and monetize interactive, real-time 2D and 3D content across multiple categories of devices. Unity’s platform is utilized to develop nearly 50% of all mobile games.
The genesis of this collaboration is to synchronize and enhance the mobile gaming ecosystem with advanced visual display solutions that are optimized for gaming on mobile devices. As part of our joint efforts, we aim to bring together and integrate resources of the key players across the gaming ecosystem, including game developers, mobile platforms and technology solution providers – to align on a shared goal of enabling superior visual display performance, with high frame rate and higher resolution, and deliver the highest quality, immersive gaming experience possible.

Today, a growing number of OEMs are looking to Pixelworks’ visual processing solutions to make sustainable high frame rate mobile gaming a reality across an expanding range of next-generation smartphones. We have a growing pipeline of new design-ins for both our X5 and Soft Iris solutions, with several of these smartphones targeted for customer launches in Q4 and throughout Q1. I can confidently say that we now fully expect this timeframe to include a launch of the first of multiple planned models with our 3rd tier-one mobile OEM. Separately, we’ve continued to make very good progress on our initiative aimed at expanding Soft Iris’ capability to run on a new application processor platform, which will represent an expansion of our current mobile SAM.
Additionally, following the tape-out of our new seventh-generation visual processor that I mentioned last quarter, we have successfully brought up initial samples and finalized the preparation to demonstrate the solution to customers. Our newest visual processor is by far our most advanced processor to-date, incorporating improved versions of all the features from both our X5 and i6 devices, including improved MEMC performance as well as the advanced AI optimized picture quality we first introduced in our i6 processor. We will formally announce this solution later this month and will be able to expand on all the benefits this solution will bring to the mobile gaming and entertainment experience.
Shifting to the Projector business, we continued to see a sustained recovery in customer demand throughout the quarter. Revenue increased sequentially from the strong initial snap-back in orders experienced in Q2, resulting in the highest quarterly projector revenue since the onset of the pandemic. While both customer and end market demand have demonstrated steady improvement, customers have noted ongoing concerns related to the tight supply of other non-Pixelworks components limiting further upside volume in the near-term.
Specific to Pixelworks’ ability to supply, our operations team has continued to work closely with both our projector OEM customers and supply chain partners. As a result, we’ve largely been able to mitigate any significant impact. We have extended the required lead times on purchase orders and modified cancellation terms to better reflect the current environment. We expect supply conditions to remain very tight in the coming quarters, and we currently have bookings from certain projector OEMs that extend as far out as the second half of next year.
With respect to an update on the broader supply and capacity constrained environment, the industry-wide challenges are considerable, and costs have increased across our supply chain. That said, to-date I believe with the support of our supply chain partners, the team has done a terrific job to mitigate the impact on our overall business. The biggest challenge is securing the incremental capacity allocation needed to meet the accelerated growth our mobile customers are demanding. In the current environment, upside capacity is priced at a premium, which further adds to the higher cost of materials. Through a combination of efforts, we’ve largely been successful in passing through this higher pricing to customers in all our visual display solutions. Through this and similar collective efforts, we have been able to maintain our historical gross margins.
Looking beyond Q4, it remains difficult to forecast how current supply chain dynamics will evolve throughout 2022 although we believe new capacity from our partners will start coming online in the 2nd half of next year. Currently, we have indications from customers for demand that meaningfully exceeds the supply we’ve secured to-date for next year. We believe that we will have enough headroom to grow, however the magnitude of growth is likely to be gated based upon how much supply we’re ultimately able to secure.
Turning to an update on TrueCut. As part of recent and ongoing evaluations by several of the world leading entertainment companies, we continue to receive positive feedback affirming that TrueCut remains unmatched as a solution for preserving and delivering the original artistic intent of video, including resolution, HDR color tone and motion. Our TrueCut tools and solution are a platform technology, therefore the trigger for adoption has always required alignment of a supporting ecosystem. This includes content creators, post-production studios, content distributors as well as leading device manufacturers. In recent months, we’ve made continued progress on advancing multiple in-depth engagements across all categories of the ecosystem. Our goal remains to coordinate buy-in from multiple parts of the ecosystem simultaneously.
In summary, we are executing well and continue to build momentum in our mobile business as well as support the steady demand recovery in our projector business, despite the natural challenges associated with driving accelerated growth in a supply constrained environment. There are several positive catalysts and potential milestones on the horizon for Pixelworks in 2022, the most immediate of which include a healthy pipeline of design-ins with mobile customers, the availability of our most advanced seventh-generation visual processor and expanded engagements with both strategic and ecosystem partnerships. We’ve recently begun adding to our team and capabilities in support of expanding opportunities, which also demonstrates our confidence about the broadening adoption of Pixelworks’ technology.
The magnitude of our growth in the coming year will continue to depend on supply chain dynamics, and our operations team focus on securing additional capacity to support the significant growth potential we believe exists. Near-term, we are well positioned and expect to deliver another consecutive quarter of sequential and year-over-year revenue growth in the fourth quarter.
With that, I'll hand the call over to Elias to review the third quarter financials and provide our guidance for the fourth quarter.
Elias Nader
Thank you, Todd.
Revenue for the third quarter of 2021 was $15.2 million, compared to $14.1 million in the second quarter of 2021, and $8.2 million in the third quarter of 2020. As Todd previously highlighted, the sequential increase in revenue and year-over-year growth of 85% reflected a combination of continued traction and record revenue in the mobile market and a sustained recovery in demand from project customers during the quarter.
The breakdown of revenue in the third quarter was as follows:
•Revenue from Mobile increased to approximately $4.8 million, representing 32% of total revenue, driven by strong sales of both our visual display processors and software solutions.
•Revenue from Digital Projector increased to approximately $9.0 million.
•Video Delivery revenue was approximately $1.4 million.
Non-GAAP gross profit margin expanded by 40 basis points sequentially to 53.1% in the third quarter of 2021, from 52.7% in the second quarter of 2021 and compared to 55.6% in the third quarter of 2020. We anticipate gross margin to remain steady and near our historical range for the balance of the year, as we continue to pursue initiatives targeted at offsetting generally higher material costs as well as succeed in passing through increased pricing to customers.
Non-GAAP operating expenses were $10.1 million in the third quarter of 2021, flat with the $10.1 million reported last quarter, compared to $8.9 million in the third quarter of last year.
On a non-GAAP basis, third quarter 2021 net loss was $2.2 million, or loss of ($0.04) cents per share, compared to a net loss of $2.6 million, or loss of ($0.05) cents per share, in the prior quarter, and a net loss of $4.5 million, or loss of ($0.11) cents per share, in the third quarter of 2020.
Adjusted EBITDA for the third quarter of 2021 was a negative $1.6 million, compared to a negative $1.8 million in the second quarter of 2021 and a negative $3.5 million in the third quarter of 2020.
Moving to the balance sheet, we ended the third quarter of 2021 with cash and cash equivalents of approximately $66.6 million, a significant increase from $23.6 million at the end of second quarter. The primary contributor to the $43.0 million increase was the previously discussed closing of investments in our Pixelworks Shanghai subsidiary by a combination of private equity and strategic investors as well as employees of the company. Also contributing to the increased cash balance quarter over quarter was receipt of the first $5.8M payment from our projector co-development customer. We expect to use these funds over next 6 months as we continue this development activity associated with the previously announced co-development agreement.
In terms of other balance sheet metrics for the third quarter, days sales outstanding were 36 days at quarter-end, compared to 41 days at the end of the second quarter. Inventory turns were 17.8 times in the second quarter, up from 16.0 times in the prior quarter.
Now turning to our guidance for the fourth quarter of 2021.
Based on recent order trends and our current backlog, we expect continued sequential growth and another quarter of strong year-over-year revenue growth in the fourth quarter, driven by solid demand in both Mobile and Projector. Specific to the supply chain for Q4, we expect supply to remain very tight across both businesses, with 40nm for projector continuing to be the most acutely constrained. Taking all factors into account, we currently anticipate total revenue in the fourth quarter to range between $15.5 million and $17.5 million.
Consistent with my previous comments, we anticipate gross margin to remain near our historical range in the third quarter, supported by sustained trends in mobile and projector as well as the benefit of better overhead absorption associated with higher total revenue. More specifically, we expect non-GAAP gross profit margin in the fourth quarter of between 53.0% and 55.0%.

We anticipate operating expenses in the fourth quarter to range between $11.0 million and $12.0 million on a non-GAAP basis. The higher anticipated range for OpEx in the fourth quarter primarily reflects a combination of annual merit increases as well as planned hiring to support a growing number of customer engagements on new mobile programs in Asia.
Finally, we expect fourth quarter non-GAAP EPS to be in the range of between a loss of ($0.07) cents and a non-GAAP loss of ($0.03) cents per share.
That concludes our prepared remarks, and we will now open the call for questions.
Operator, please proceed with managing the Q&A session. Thank you.